Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT AS MARKED

WITH [***] BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL.

COINBASE PRIME – EXCHANGE-TRADED PRODUCT (ETP) STAKING ADDENDUM

This addendum (the “ETP Staking Addendum”) to the Coinbase Custody Services Agreement attached as Exhibit A to that certain Coinbase Prime Broker Agreement dated March 16, 2026, and as amended on June 23, 2026 (the “Coinbase Prime Agreement”) between Morgan Stanley Investment Management Inc. as delegated sponsor of each entity listed in Schedule A of the Coinbase Prime Agreement that has determined to stake certain of its Digital Assets (each, a “Client” and referred to together herein as the “Client,” except as otherwise expressly indicated) and Coinbase, Inc. (“Coinbase”), as agent for itself and the Coinbase Entities, sets forth the terms pursuant to which Client may instruct Coinbase to make certain Digital Assets, of the type set forth on Annex A attached hereto (“Eligible Digital Assets”) held by Coinbase for Client and credited to the Vault Account available for staking, validation, or delegation (“Staking”) by one or more Staking services providers identified as such on Annex A, attached hereto (each, an “Approved Validator”). Except as otherwise agreed, the terms pursuant to which any such validator shall provide Staking services to a Client shall be set forth in the relevant Approved Validator Schedule attached hereto.

This ETP Staking Addendum shall amend and be incorporated into the Coinbase Prime Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Coinbase Prime Agreement. In the event of conflict between the terms and conditions of this ETP Staking Addendum and the Coinbase Prime Agreement, the terms and conditions of this ETP Staking Addendum shall prevail as it relates to Staking and Staking services provided by Approved Validators.

1	Staking Instructions.

1.1	Subject to the terms of this ETP Staking Addendum, Client may instruct Coinbase to make Eligible Digital Assets credited to the Vault Account available to an Approved Validator for Staking. Any such instruction (a “Staking Instruction”) shall be transmitted via the application programming interface(s) provided by Coinbase, or on a mutually agreed medium. Client may issue an instruction to reduce the amount of Staked Digital Assets (an “Unstaking Instruction”).

1.2	Any Staking Instruction or Unstaking Instruction shall contain such information as Coinbase may reasonably require from time to time, which may include: (a) one or more Approved Validators, (b) the type and amount of Eligible Digital Assets to be made available or unavailable to an Approved Validator for Staking (the “Instructed Amount”); and (c) the date on which Coinbase shall make the Instructed Amount available or unavailable to such Approved Validator. A Staking Instruction or Unstaking Instruction may specify the Instructed Amount as a percentage of all Eligible Digital Assets of that type credited to the Vault Account. Any Eligible Digital Assets made available to an Approved Validator pursuant to this ETP Staking Addendum (“Staked Digital Assets”) will remain credited to the Vault Account (except to the extent debited as a result of any Slashing Loss). To the extent that at any time any Staked Digital Assets do not comply with any denomination, minimum size, or other standard required by the blockchain network or protocol, Client shall be deemed to have issued a Staking Instruction or Unstaking Instruction in relation to such Staked Digital Assets or other Digital Assets credited to the Vault Account as Coinbase determines necessary to comply with such requirements.

2	Approved Validator Schedules.

2.1	Client’s decision to engage the Staking services of an Approved Validator shall be subject to the terms and conditions set forth in the corresponding Schedule attached hereto (each, an “Approved Validator Schedule”), except as Client, the Approved Validator, and Coinbase shall otherwise agree.

2.2	Coinbase has, as agent for one or more clients, including Client (“Staking Clients”), entered into an agreement with each Approved Validator pursuant to which such Approved Validator has agreed to provide Staking and validation services to Staking Clients subject to the terms of the corresponding Approved Validator Schedule (an “Approved Validator Service Agreement”). However, Coinbase makes no representation as to the fitness, capacity, or ability of any Approved Validator to perform such services or comply with the terms of any Approved Validator Schedule or Approved Validator Service Agreement.

2.3	In the event that Approved Validator breaches the Approved Validator Service Agreement, Client may request in writing that Coinbase enforce the Approved Validator Service Agreement or otherwise exercise any rights or remedies on behalf of Staking Clients, in each case in relation to such breach (an “Enforcement Request”). Coinbase shall use commercially reasonable efforts to mitigate or remediate any breaches of the Approved Validator Schedule set forth in any Enforcement Request. Even if the absence of such Client request, Coinbase shall use commercially reasonable efforts to mitigate or remediate any breaches by the Approved Validator that it is aware of. Without prejudice to Coinbase's responsibilities under the foregoing sentence, Coinbase shall, acting in good faith, have final authority and sole discretion over the decision to initiate, manage, or settle any such legal proceedings, which decision shall be promptly made and communicated to Client. Notwithstanding the foregoing, if Coinbase informs Client it is not initiating any legal proceeding against an Approved Validator, Client may enforce the Approved Validator Service Agreement against the Approved Validator at any time following a suspected breach, with reasonable prior notice to Coinbase.

2.4	Client further agrees that Coinbase shall not have any responsibility whatsoever for the Approved Validator’s performance of any obligations under the Approved Validator Service Agreement or otherwise for any action or inaction of any Approved Validator.

2.5	Coinbase shall act upon Client’s instructions to terminate any Approved Validator Schedule as permitted by the terms of applicable Approved Validator Schedule.

3	Use of Confidential Information. Client agrees that, to the extent necessary, solely to provide the services under this ETP Staking Addendum, Coinbase may disclose Client’s Confidential Information to any Approved Validator; provided that such Approved Validator is informed of, and agrees to be bound by, the obligations of confidentiality no less restrictive than those set forth in the Coinbase Prime Agreement.

4	Location of Staked Assets, Protocol-Designated Smart Contracts.

4.1	Coinbase will provide each Approved Validator with information and access to the relevant Staked Digital Assets and the associated on-chain wallet and take such other action as Coinbase reasonably determines is appropriate to enable the Approved Validator to provide Staking services for such Staked Digital Assets.

4.2	Client acknowledges, understands, and agrees that certain blockchain networks or protocols may require Staked Digital Assets to be transferred on-chain to specified smart contracts that are not owned or controlled by Coinbase (a “Protocol-Designated Smart Contract”) and that Coinbase may not have the ability to control, direct, modify, or otherwise affect any such Protocol-Designated Smart Contracts. Client hereby consents to Coinbase or any Approved Validator transferring any Staked Digital Assets to a Protocol-Designated Smart Contract in accordance with Client’s Staking Instruction or Unstaking Instruction, but only in conformity therewith; provided that Coinbase will exercise commercially reasonable care to verify such Protocol-Designated Smart Contract is the protocol-specified address for the applicable network/feature and will maintain records of such transfers; for clarity, such transfers do not convey ownership of Staked Digital Assets or create any security interest in favor of the protocol or validator.

4.3	Coinbase will provide each Approved Validator with information and access to the relevant Staked Digital Assets and the associated on-chain wallet solely for the purposes of providing Staking services for such Staked Digital Assets

4.4	Client is solely responsible for its use of any Approved Validator. There is no assurance that any Approved Validator, Protocol-Designated Smart Contract, or blockchain network or protocol will be available, function, or operate as expected. Client may not receive any rewards regardless of the amount of time or the number of Eligible Digital Assets that Client instructs Coinbase to make available to an Approved Validator. Coinbase bears no responsibility whatsoever with respect to any decision made by Client to make Eligible Digital Assets available for Staking, instructing the use of any Approved Validator, or any losses, damages, or liabilities arising therefrom.

4.5	Coinbase shall: (i) enter into agreements with each Approved Validator that are legally binding and enforceable; (ii) require each Approved Validator to represent and covenant to Coinbase that it (A) is and shall remain in material compliance with all AML and Sanctions Laws and Regulations, (B) possesses and maintains the licenses and authorizations required for its business and has implemented a program reasonably designed to comply with applicable laws, including AML and Sanctions Laws and Regulations, including, at minimum and without limitation, policies, procedures, and controls to identify, detect and mitigate the risk of transacting with a sanctioned or otherwise unlawful actor, and to prevent transactions involving addresses, wallets, or Digital Assets that are the subject of economic sanctions issued by a Sanctions Regime from being confirmed or processed into blocks by the Approved Validator, as well as preventing the receipt of fees in connection therewith, (C) conducts periodic testing and audits to assess the effectiveness of such policies, procedures, and controls and remediate any identified issues, (D) is not a resident in or organized under the laws of any country that is the subject of comprehensive economic sanctions imposed by the Sanctions Regimes, nor is it a person or entity that is, or is owned or controlled by one or more persons, entities or governments that are, the subject of economic sanctions issued by a Sanctions Regime, and (E) shall promptly notify Coinbase in writing if, in connection with this ETP Staking Addendum, (1) the Approved Validator blocks or freezes property or assets pursuant to Sanctions Regime laws and regulations and/or reports it to an applicable Sanctions Regime authority, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, and (2) if the Approved Validator identifies, in connection with this ETP Staking Addendum, any suspicious activity or any activity that may require further review to determine whether Client or Coinbase has any reporting obligations related to the activity; (iii) require each Approved Validator to maintain an information security program consistent with its internal policies and designed to protect Staked Digital Assets; and (iv) require that each Approved Validator provide information reasonably necessary for the Client’s regulatory compliance, provided that Coinbase shall not be liable for any Approved Validator’s failure or refusal to provide such information so long as Coinbase acts in accordance with the terms of any Enforcement Request. In connection with this ETP Staking Addendum, Coinbase shall apply, including when acting as an Approved Validator and including with respect to Rewards, its compliance programs as described in the Coinbase Prime Agreement, including such programs that are reasonably designed to comply with AML and Sanctions Laws and Regulations.

5	Network Restrictions. Client acknowledges, understands, and agrees that certain blockchain networks and protocols impose bonding, unbonding, warm-up, lockup, or other restrictions (collectively, “Network Restrictions”) with respect to the Staked Digital Assets, and that Client’s ability to issue instructions to Coinbase in relation to Staked Digital Assets may accordingly be subject to such restrictions. As a result, Client may be unable to transfer, sell, use, or dispose of Staked Digital Assets for a period of time. Client further acknowledges, understands, and agrees that it has made its own independent investigation, review, and analysis of the applicable Network Restrictions of each Staked Digital Asset. To the extent that Coinbase becomes aware of a change to the Network Restrictions that would materially effect Coinbase’s performance under this ETP Staking Addendum, an Approved Validator’s performance under the applicable Approved Validator Service Agreement, or Client’s ability to utilize the services provided there under, Coinbase shall use commercially reasonable efforts to (i) notify Client of such change to the Network Restrictions and (ii) minimize disruption to Client’s Staking activities. Although Coinbase or one of its affiliates may provide liquidity or otherwise make unstaked Digital Assets available to certain clients either directly or indirectly, Coinbase makes no assurance or commitment whatsoever that it will make or endeavor to make any such resources available to Client or otherwise facilitate the ability of Client to address any liquidity needs arising from Staking.

6	Rewards and Fees.

6.1	By Staking Digital Assets with Approved Validators, Client shall be eligible to earn on-chain staking rewards on the underlying blockchain network or protocol actually awarded in respect of such Staked Digital Asset as a result of Staking, including block rewards, endorser rewards, transaction confirmation rewards, and transaction fees, which may be distributed by the underlying blockchain network or protocol via a combination of on-chain payments to (1) wallet addresses controlled by Coinbase or (2) wallet addresses controlled by Approved Validators (“Rewards”).

6.2	To the extent Rewards are transferred directly into Coinbase’s control, Coinbase will credit to Client’s Vault Account any Rewards in the form of supported Digital Assets that Coinbase receives in connection with Client’s Staked Digital Assets, less applicable fees. Any such Rewards or distributions will not constitute Staked Digital Assets except to the extent (a) Rewards or distributions automatically form part of the associated Staked Digital Assets under the rules of the underlying blockchain network or Protocol or (b) instructed by Client pursuant to a separate Staking Instruction.

6.3	Coinbase may charge a fee for making Staked Digital Assets available to Approved Validators, as set forth in Annex A attached hereto, which may be greater than that charged by the Approved Validator. Coinbase shall not charge any other fees to Client for Staking services except as expressly disclosed therein. Client also acknowledges, understands, and agrees that Coinbase may earn fees or other compensation from other parties, including Approved Validators, in connection with Client’s use of Staking services, which fees may come from agreements between Coinbase and such third parties to which Client is not a party, including revenue sharing agreements and service level agreements. Any change to Coinbase’s fee for a network will be effective only after sixty (60) days’ prior written notice, and Client may disable staking for that network prior to the effective date.

6.4	Rewards in respect of Staked Digital Assets are subject to any fees payable to Coinbase or an Approved Validator. Accordingly, Client may not receive the full amount of Rewards awarded by the underlying blockchain network or protocol in respect of any Staked Digital Assets. If Rewards are automatically transferred by the underlying blockchain network or protocol to wallet addresses in which Client’s Staked Digital Assets are held, such amount is still subject to any fees payable to Coinbase or a Validator and any remaining net Rewards will be credited to Client in kind. Fees shall be applied to Rewards only (and not to principal) and in the amount and order agreed between the parties. In periods where no Rewards are earned (or penalties apply), no Coinbase staking fee shall accrue for that period.

6.5	Rewards are calculated and disbursed by the underlying blockchain network or protocol, and Coinbase shall not be liable to Client for any errors, losses, or lost rewards. These include, without limitation, any losses due to changes to the underlying blockchain network or protocol, “double spend,” “51%” or other attacks, hard or soft forks, software bugs, errors, technical difficulties, or scheduled network upgrades or maintenance activities. Notwithstanding the foregoing, nothing in this Section 6.5 limits Coinbase’s obligations as set forth in this ETP Staking Addendum or Coinbase’s liability for its negligence, willful misconduct, or fraud. Each Approved Validator has the obligation, under the applicable Approved Validator Service Agreement, to transfer any Rewards or distributions to Client if such Rewards or distributions are not remitted directly to Client. Coinbase will use commercially reasonable efforts to enforce such obligations as set forth in Section 2.3 of this ETP Staking Addendum.

6.6	Client may not receive any Rewards in connection with Staking. Coinbase does not guarantee any Rewards whatsoever, regardless of the amount of Staked Digital Assets or length of time subject to Staking. Participation in any Staking activities and use of any Approved Validator is done at Client’s sole discretion. The sole responsibility of Coinbase in respect of Rewards is to allocate and credit to the Vault Account any Rewards consisting of supported Digital Assets actually received by Coinbase for the benefit of Client.

7	Slashing Coverage.

7.1	With respect to certain blockchain networks or protocols, Staked Digital Assets may be subject to a blockchain network or protocol-level penalty that permanently reduces, burns, or otherwise confiscates Staked Digital Assets or their associated Rewards on a proof-of-stake network as a consequence of validator misbehavior, negligence, inaction, failure to meet any network or protocol standards, or invalid participation (“Slashing”). Illustrative triggers include but are not limited to equivocation (e.g., double-attesting or surround-voting on Ethereum); duplicate block production or other conflicting-vote behavior; and extended downtime, invalid signatures, or protocol-defined malicious activity, that results in an on-chain deduction of stake. As a result, Staked Digital Assets may be subject to Slashing or otherwise reduced or withdrawn from a wallet based on the instruction or operation of the network or protocol in connection with Staking services (a “Slashing Loss”). Any Slashing Loss will be debited from the Vault Account. Coinbase’s sole responsibility in relation to any Slashing Loss shall be as set forth in the applicable Approved Validator Agreement.

7.2	In certain circumstances, such as a Slashing event, error, or other loss, an Approved Validator may make compensatory or other payments to Coinbase for the benefit of one or more clients that have engaged such Approved Validator for Staking services. Coinbase will allocate such payments to clients in accordance with the agreement or instruction of the Approved Validator, including any terms included in an Approved Validator Schedule, or in the absence of any of the forgoing, pro rata to clients that have engaged such Approved Validator to provide Staking services based on the quantum of the Eligible Digital Assets subject to Staking with such Approved Validator. In the event the Approved Validator makes the foregoing compensatory or other payments to Coinbase under an Approved Validator Service Agreement specific to the Client, Coinbase acknowledges such payments are the exclusive property of Client in their entirety, and Coinbase shall remit the entire amount of such payments to Client, with no deduction therefrom for any other persons. Client acknowledges, understands, and agrees that such payment may not be in an amount that recovers all Slashed or otherwise lost Digital Assets, and Coinbase has no liability to Client whatsoever for any remaining slashed, penalized, or lost Digital Assets.

8	Client Acknowledgements.

8.1	Coinbase has sole discretion to determine which validators are on the list of Approved Validators at any time and which Eligible Digital Assets may be subject to Staking Instructions from time to time. Any addition, removal, or replacement of an Approved Validator on Annex A shall require Client’s prior written consent, and delegation shall be made only to validators listed on Annex A that have executed an Approved Validator Service Agreement. Client will choose which Approved Validator to use for Staking of its Digital Assets. However, in the event Coinbase determines that immediate removal of an Eligible Approved Validator is necessary or appropriate for regulatory, legal, security, technological, customer protection, or other purposes, or is required by the relevant blockchain network or protocol, Coinbase may remove such Approved Validator upon prompt written notice to Client, subject to any applicable unstaking, unbonding, or other waiting period.

8.2	Approved Validators may or may not be affiliated with, owned by, or controlled by Coinbase or any of its affiliates, and the inclusion of any Approved Validator, whether affiliated or not, on Annex A does not constitute an endorsement or approval by Coinbase of such Approved Validator.

8.3	Unstaking Digital Assets may be subject to waiting periods due to network congestion, Network Restrictions, and other network-related unstaking process requirements. Coinbase may, for convenience, provide Client with an estimate of the length or nature of any Network Restrictions or other anticipated delays, including how much time following Coinbase’s processing of an Unstaking Instruction it will take to “un-stake” or “unbond” a Staked Digital Asset. However, these estimates are strictly for informational purposes, are not a commitment or representation of Coinbase, and Coinbase shall in no way be liable if the actual length or nature of any Network Restriction or other delay differs from that estimated by Coinbase.

8.4	In case of any future upgrade to a blockchain network or protocol, Client understands that Client may lose all, or a portion of, its Staked Digital Assets, and Coinbase will not be responsible for any loss of such Digital Assets in such a circumstance, except to the extent of Coinbase’s gross negligence, fraud or willful misconduct. Notwithstanding the foregoing, Coinbase shall use commercially reasonable efforts to implement timely validator software upgrades or other required actions, and to endeavor to provide Client with appropriate notice of material protocol-level upgrades or changes that may reasonably be expected to impact the staking mechanics, security, or Rewards of Client’s Staked Digital Assets, which may include changes to validator behavior, slashing rules, or reward distribution mechanisms, to the extent such actions or information are within Coinbase’s practical control

8.5	Certain blockchain networks or protocols may impose minimum allocation requirements. Client is solely responsible for understanding such requirements, and Coinbase will not be responsible for any loss of Staked Digital Assets or Rewards in connection with such requirements or changes thereto, except to the extent of Coinbase’s gross negligence, fraud or willful misconduct. Coinbase will use commercially reasonable efforts to notify Client of any material change to such requirements of which it becomes aware in the ordinary course.

8.6	Coinbase or an Approved Validator may be required to create additional wallets to facilitate a network or protocol upgrade or enable receipt of certain Rewards.

8.7	Except as set forth herein or on an Approved Validator Schedule, Coinbase will not provide any compensation for any Slashing Losses, missed Rewards, or other losses that arise out of or in connection with Client’s Staking.

8.8	Client understands the legal and technical requirements associated with the Staking of a particular Digital Asset on the blockchain associated with such Digital Asset.

8.9	Coinbase shall not be liable for the failure of any Approved Validator to abide by the terms of an Approved Validator Schedule or the terms set forth therein, so long as such failure does not arise from Coinbase’s negligence, fraud, breach, material violation of applicable law, or willful misconduct.

8.10	To the extent necessary to perform its obligations under this ETP Staking Addendum and under the Approved Validator Service Agreements, and subject to the provisions set forth in Section 11 of the Coinbase Prime Agreement, Coinbase may share Confidential Information of Client’s with the Approved Validator including information regarding Client’s compliance with Coinbase’s KYC requirements and information necessary to fulfill Coinbase’s enforcement obligations set forth in Section 2.3 of this ETP Staking Addendum.

9	Representation and Warranties. Each of the Coinbase’s and Client’s representations, warranties, and covenants contained in the Coinbase Prime Agreement shall apply to this Staking Addendum and, with respect to Client’s representations, warranties, and covenants, shall be deemed to repeat on each day that Client gives a Staking Instruction or Unstaking Instruction. Additionally, each of Coinbase and Client hereby represents and warrants that (i) this ETP Staking Addendum constitutes a valid and binding obligation and is enforceable against it in accordance with its terms and it has the full right, power and authority to enter into this ETP Staking Addendum; and (ii) each party has policies and procedures in place to maintain full compliance with all applicable laws, rules, and regulations to the extent relevant and material to its performance hereunder in each jurisdiction in which each operates.

10	LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE SET FORTH HEREIN, OR AS SET FORTH IN AN APPROVED VALIDATOR SCHEDULE OR A SEPARATE AGREEMENT BETWEEN CLIENT AND COINBASE AFFILIATE, COINBASE, ITS AFFILIATES AND SERVICE PROVIDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, JOINT VENTURERS, OR REPRESENTATIVES (COLLECTIVELY, THE “COINBASE PARTIES”) SHALL NOT BE LIABLE FOR ANY ERROR, LOSS, SLASHING, PENALTY, TRANSACTION FEE, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES FOR LOST REWARDS, LOST PROFITS, LOST REVENUES, OR THE COST OF SUBSTITUTE ACTIVITIES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS ETP STAKING ADDENDUM, INCLUDING IN CONNECTION WITH CLIENT’S USE OF AN APPROVED VALIDATOR, IN EACH CASE WHETHER OR NOT THE COINBASE PARTIES HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGE.

11	Disclaimer. To the maximum extent permitted by applicable law, Coinbase’s services described herein are provided “as is” and “as available” basis without any warranty of any kind. Without limiting the foregoing, Coinbase explicitly disclaims all warranties with respect to the services described herein, whether express, implied or statutory, including the implied warranties of condition or title, merchantability, satisfactory quality, fitness for a particular purpose, and non-infringement, and any warranties arising out of course of dealing or usage of trade. For the avoidance of doubt, nothing in this Section disclaims Coinbase’s express obligations set forth in this ETP Staking Addendum. Client acknowledges, understands, and expressly accepts that it has not relied on any oral or written statements, representations, or warranties by Coinbase, an Approved Validator, or any of their officers, directors, employees, consultants, advisors, or other agents outside of this ETP Staking Addendum, including but not limited to conversations of any kind, whether through oral or electronic communication, or any white paper relating to any supported tokens.

12	Taxes. Client is solely responsible for the payment of all applicable taxes, if any, to which the Rewards might be subject. Client agrees to indemnify and hold the Coinbase Parties harmless against any and all liabilities, costs and expenses (including reasonable legal and accounting fees) (collectively, the “Losses”) in connection with any such taxes, including penalties, duties, and interest levied by any tax authority on such Rewards. Coinbase may require Client to provide it with certain tax documentation or certifications. Client hereby represents that it has consulted with any tax advisor that it deems advisable in connection with Staking, including the receipt of Rewards, and that it is not relying on Coinbase or an Approved Validator for any tax advice.

13	Indemnity. The terms of this ETP Staking Addendum, and any services provided by Coinbase hereunder, shall be subject to the indemnity in the Coinbase Prime Agreement. In addition, Coinbase shall defend, indemnify, and hold harmless Client, its affiliates and their respective officers, directors, agents, employees and representatives from and against any and all third-party Claims and Losses to the extent arising out of or relating to Coinbase’s negligence, willful misconduct, or fraud of its obligations in this ETP Staking Addendum. For the avoidance of doubt, Approved Validators are not "agents" of Coinbase for purposes of the Client's indemnification obligation of Coinbase and its affiliates in the Coinbase Prime Agreement, and Client assumes no indemnification obligation to Coinbase or its affiliates in respect of Approved Validators, other than the indemnification obligations that may be available to Coinbase under the Coinbase Prime Agreement, which for the avoidance of doubt, includes indemnification for any Claims and Losses related to Client’s failure to maintain compliance with Coinbase’s KYC Requirements as defined in Schedule C of this ETP Staking Addendum.

14	Term and Termination.

14.1	The term of this ETP Staking Addendum commences on the date hereof and shall continue until terminated in accordance with this Section 14.

14.2	Either party may terminate this ETP Staking Addendum upon at least 60 days’ written notice to the other party.

14.3	Client may terminate this addendum (i) immediately upon written notice if Client reasonably perceives a risk to the safety or security of Client's Digital Assets, or a heightened risk of legal or regulatory non-compliance in connection with Staking; or (ii) within such time frame as may be required by applicable law.

14.4	If a given protocol’s staking exit queue is longer than the termination notice period at the time the termination notice is delivered, this ETP Staking Addendum will remain in effect until all assets are unstaked, including the payment of any applicable fees thereon.

14.5	A termination of this ETP Staking Addendum shall constitute an Unstaking Instruction in respect of all Staked Digital Assets.

15	Relationship. The parties are independent contractors. Except in connection with an Approved Validator Schedule, neither party is authorized to bind the other party to any liability or obligation or to represent that it has any authority to do so. Except otherwise expressly provided in this ETP Staking Addendum, neither party will make any representations, warranties, statements or commitments on behalf of the other party. For the avoidance of doubt, no Approved Validator is an agent of Client or otherwise authorized to bind Client to any liability or obligation, or to represent that it has any authority to do so, and Coinbase is not authorized to designate any Approved Validator as the agent of Client, or to represent that Coinbase has any authority to do so. Any Validation Activity by any Approved Validator is and shall be conducted by the applicable Approved Validator for its own account, and any remittance of Rewards to Client by the underlying protocol or any Approved Validator shall be remuneration solely for Client having Staked Eligible Digital Assets to the Approved Validator. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, Client shall at all times retain the beneficial ownership of, and all rights, title and interest in, all Eligible Approved Assets Staked to an Approved Validator, and no Approved Validator shall have any right, title or interest in Client’s Eligible Approved Assets, under this ETP Staking Addendum or otherwise.

16	Notices. All notices and other communications required or permitted under this ETP Staking Addendum will be in writing and will be given in accordance with the terms set forth in Section 32 of the Coinbase Prime Agreement, except that all notices sent to Coinbase regarding the subject matter of this ETP Staking Addendum will also be sent to custody@coinbase.com.

17	Force Majeure. The force majeure provision in the Coinbase Prime Agreement shall apply to the services provided by Coinbase hereunder.

18	Amendments.

18.1	Unless otherwise provided herein, any amendment to this ETP Staking Addendum must be in writing and signed by Client and Coinbase.

18.2	Notwithstanding Section 18.1, Coinbase may amend Annex A at any time and from time to time upon notice to Client; provided that the removal of any Eligible Digital Asset or Approved Validator shall only be effective 180 calendar days after notice to Client, except to the extent Coinbase determines that more immediate effectiveness is necessary or appropriate for regulatory, legal, security, technological, customer protection, or other purposes, or is required by the relevant blockchain network or protocol, in which case written notice shall be provided promptly upon Coinbase making such determination. If Coinbase removes any Approved Validator, Coinbase shall use commercially reasonable efforts to work with Client to diligence, onboard and integrate replacement Approved Validators to ensure there are at least two Approved Validators at any given time.

19	Miscellaneous. All terms and conditions of the Coinbase Prime Agreement, as supplemented by this ETP Staking Addendum, shall remain in full force and effect, unless expressly modified and amended hereby. For the sake of clarity, the parties hereby acknowledge and agree that the Coinbase Prime Agreement allows for electronically delivered Communications to be accepted and agreed to by Client through the Coinbase PB Site. Client agrees that this ETP Staking Addendum is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this ETP Staking Addendum, including but not limited to any prior staking services addenda between Client and Coinbase. Headings in the addendum are for reference purposes only and will not affect the interpretation or meaning of the ETP Staking Addendum or Coinbase Prime Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this ETP Staking Addendum to be executed on the date set forth below by its duly authorized officers.

COINBASE, INC.

By:	/s/ Kevin Johnson
Name:	Kevin Johnson
Title:	Vice President
Date:	July 14, 2026

CLIENT: MORGAN STANLEY INVESTMENT MANAGEMENT INC. AS DELEGATED SPONSOR FOR AND ON BEHALF OF EACH CLIENT

By:	/s/ Scott Steel
Name:	Scott Steel
Title:	Managing Director
Date:	July 14, 2026

ANNEX A

Eligible Digital Asset	Approved Validator	Fees[1]
ETH	[***]	[***]%
[***]
[***]
SOL	[***]	[***]%
[***]
[***]

1. [***].